Exhibit 99.1

Old Second Bancorp, Inc.

For Immediate Release

(Nasdaq: OSBC)	October 21, 2005

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Bancorp, Inc. Announces Third Quarter Earnings

AURORA, Illinois – Old Second Bancorp, Inc. (Nasdaq: OSBC) today announced third quarter earnings of $7.2 million, up $900,000 from the third quarter of 2004. Earnings per diluted share were $0.52, up from $0.46 in the third quarter of 2004.  Net income was $19.9 million for the first nine months of 2005, an increase of $2.1 million or 11.5% over the same period in 2004. Earnings per diluted share for the first nine months of 2005 were $1.46, up $0.14 from $1.32 in the same period of 2004. Continued loan growth and an increase in non-interest income contributed to the increase in year to date earnings.  Year to date earnings for 2004 were impacted by a $1.75 million charge for the settlement of a damage award in the second quarter of that year.

Net interest income increased $1.8 million, or 10.5%, in the third quarter of 2005. This increase was the result of higher average earning assets, partially offset by a lower net interest margin. The net interest margin was 3.62% in the third quarter and 3.66% for the first nine months of 2005, compared with 3.72% in the third quarter of 2004 and 3.81% for the first nine months of 2004. Interest costs, associated with an 8.2% increase in deposits and a 55 basis point increase in average rates paid on deposits, contributed to the decline in net interest margin. The increase in deposits provided funding for strong loan growth.

The Company recorded a provision for loan losses of $450,000 in the third quarter of 2005.  The Company did not make a provision for loan losses during the first nine months of 2004, and recorded a negative provision of $2.9 million in the fourth quarter of 2004.  Provisions for loan losses are made to provide for probable and estimable losses inherent in the loan portfolio.  The determination by management to reduce the allowance for loan losses in 2004 was based on a number of factors, including the quality of the loan portfolio and favorable loan loss experience. Net charge offs in the third quarter of 2005 were $136,000 and were $144,000 in the same period in 2004. Net charge offs in the first nine months of 2005 were $469,000 and were $131,000 in the first nine months of 2004.  Non-performing assets increased from $2.5 million at September 30, 2004 to $5.2 million at year-end 2004 to $5.5 million at September 30, 2005.

Non-interest income was $7.4 million during the third quarter of 2005, an increase of $698,000, or 10.4%, compared to the third quarter of 2004.  Non-interest income was $21.0 million during the first nine months of 2005, an increase of $1.6 million, or 8.5%, compared to the first nine months of 2004. Trust income increased to $1.6 million during the third quarter of 2005 and to $4.9 million during the first nine months of 2005, an increase of $122,000 and $536,000 from the same periods in 2004.  Trust income increased in 2005 due to greater assets under management and higher estate fees. Assets under management continue to increase as a result of improved equity markets and new business development.

Service charges on deposits increased from $2.1 million in the third quarter of 2004 to $2.2 million in the third quarter of 2005. Deposit service charges for the quarter increased primarily as a result of deposit growth.

The purchase of bank owned life insurance (BOLI) during the second quarter of 2004 resulted in an increase in other income for the first nine months 2005 of $207,000 over the first nine months of 2004.  Mortgage-related non-interest income, principally gains on sales of mortgage loans, totaled $1.9 million in the third quarter of 2005 and $1.5 million in the same period of 2004.

Non-interest expense was $15.0 million during the third quarter of 2005, an increase of $703,000, or 4.9%, from $14.3 million in the third quarter of 2004.  Salaries and benefits expense, the largest component of non-interest expense, was $8.8 million during the third quarter of 2005, an increase of $178,000, or 2.1%, from $8.6 million in the third quarter of 2004.  Salaries and benefits expense was $26.9 million during the first nine months of 2005, an increase of $1.6 million, or 6.2%, from $25.3 million in the first nine months of 2004.  The increase in salaries and benefits was primarily related to annual merit increases in employee salaries [and bonuses] as our total number of employees has remained steady, with 543 full-time equivalent employees as of September 30, 2005, as compared with 544 one year earlier.

There were three new branch openings in 2005, bringing the number of locations to twenty-seven bank branches and four mortgage offices.  Although the Company has expanded into and developed new markets, the Company continues to increase efficiencies by centralization of functions.  Net occupancy expenses were offset in the first nine months of 2005 by a reduction in the estimated accrual for occupancy related expenses.

Other expense increased from $3.6 million in the third quarter of 2004 to $3.8 million in the third quarter of 2005.  Other expense increased from $9.9 million in the first nine months of 2004 to $11.9 million in the first nine months of 2005. Activities relating to geographic expansion and marketing, as well as to rising costs related to Sarbanes-Oxley compliance, all contributed to the increase. Non-interest expense in the first nine months of 2004 also included a $1.75 million charge for the settlement of a damage award.

Total assets were $2.35 billion as of September 30, 2005, an increase of $243.1 million, or 11.6%, from $2.10 billion as of December 31, 2004.  Total loans were $1.67 billion as of September 30, 2005, an increase of  $161.6 million, or 10.7%, from $1.51 billion as of December 31, 2004.  The largest increase was in commercial real estate, which rose $66.5 million, or 12.9% since December 31, 2004.  Construction and residential real estate loans increased $58.5 million and $40.7 million, respectively, since December 31, 2004. These changes reflected the continuing loan demand in the Company’s markets. The loan portfolio generally reflects the profile of the communities in which the Company operates. Because the Company is located in growing areas, real estate lending (including commercial, residential, and construction) is a significant portion of the portfolio. These categories comprised 87.5% of the portfolio as of September 30, 2005 and 83.8% of the portfolio as of December 31, 2004.

Total deposits were $1.95 billion as of September 30, 2005, an increase of $148.0 million, or 8.2%, from $1.80 billion as of December 31, 2004.  Savings deposits increased $76.5 million, or 10.0%, during 2005, from $763.6 million to $840.2 million.  Time deposits increased $68.2 million from $784.9 million to $853.1 million, or 8.69%, during 2005. Pricing and sales strategies targeted growth in transactional deposit accounts and customer reinvestment of maturing time deposit balances in longer-term maturities.  Successful selling efforts in these areas resulted in an increase in core funding sources and new account relationships.

Non-GAAP Presentations: Management uses certain non-GAAP ratios to evaluate and measure the Company’s performance.  Management presents a net interest margin calculation. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period. Management believes this measure provides investors with information regarding balance sheet profitability. Management also presents an efficiency ratio that is non-GAAP. The efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax equivalent basis and adjusted non-interest income. Management believes this measure provides investors with information regarding the Company’s operating efficiency and how management evaluates performance internally. The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the company’s beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the economy, interest rates or other factors. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, please review our filings with the Securities and Exchange Commission.

Financial Highlights (unaudited)

In thousands, except share data

	Quarter Ended September 30,		Year to Date September 30,
	2005	2004	2005	2004
Summary Income Statement:
Net interest income	$18,849	$17,055	$54,959	$50,799
Provision for loan losses	450	—	813	—
Noninterest income	7,374	6,676	20,951	19,314
Noninterest expense	15,050	14,347	45,459	43,362
Income taxes	3,541	3,096	9,697	8,872
Net income	7,182	6,288	19,941	17,879

Key Ratios (annualized):
Return on average assets	1.25%	1.25%	1.20%	1.24%
Return on average equity	19.30%	19.69%	18.67%	19.29%
Net interest margin (tax equivalent)	3.62%	3.72%	3.66%	3.81%
Efficiency ratio	55.82%	59.44%	58.28%	58.58%
Tangible capital to assets	6.20%	6.09%	6.20%	6.09%
Total capital to risk weighted assets	10.39%	11.11%	10.39%	11.11%
Tier 1 capital to risk weighted assets	9.55%	9.94%	9.55%	9.94%
Tier 1 capital to average assets	7.89%	7.77%	7.89%	7.77%

Per Share Data:
Basic earnings per share	$0.53	$0.47	$1.48	$1.33
Diluted earnings per share	$0.52	$0.46	$1.46	$1.32
Dividends declared per share	$0.13	$0.12	$0.38	$0.34
Book value per share	$10.97	$9.64	$10.97	$9.64
Tangible book value per share	$10.78	$9.42	$10.78	$9.42
Ending number of shares outstanding	13,497,889	13,417,680	13,497,889	13,417,680
Average number of shares outstanding	13,497,889	13,417,680	13,482,340	13,410,340
Diluted average shares outstanding	13,690,895	13,555,748	13,675,603	13,541,069

End of Period Balances:
Loans	$1,670,650	$1,454,344	$1,670,650	$1,454,344
Deposits	1,946,854	1,849,430	1,946,854	1,849,430
Stockholders’ equity	148,123	129,390	148,123	129,390
Total earning assets	2,205,079	1,955,554	2,205,079	1,955,554
Total assets	2,346,745	2,077,086	2,346,745	2,077,086

Average Balances:
Loans	$1,636,937	$1,434,744	$1,597,319	$1,399,610
Deposits	1,915,232	1,749,824	1,862,185	1,638,394
Stockholders’ equity	147,625	127,021	142,785	123,838
Total earning assets	2,144,970	1,878,020	2,084,821	1,829,355
Total assets	2,279,134	1,994,728	2,212,875	1,933,347

	Nine Months Ended		Year Ended
	September 30, 2005	September 30, 2004	December 31, 2004
Asset Quality:
Nonaccrual loans	$4,795	$2,127	$5,129
Restructured loans	—	—	—
Loans past due 90 days	88	383	116
Nonperforming loans	4,883	2,510	5,245
Other real estate	576	—	—
Nonperforming assets	5,459	2,510	5,245

Charge-offs	893	437	757
Recoveries	424	306	851

Major Classifications of Loans

	September 30, 2005	September 30, 2004	December 31, 2004
Commercial and industrial	$166,443	$174,613	$171,058
Real estate - commercial	581,231	461,621	514,782
Real estate - construction	327,999	281,242	269,537
Real estate - residential	554,757	496,531	514,020
Installment	42,636	43,045	42,155
	1,673,066	1,457,052	1,511,552
Unearned origination fees	(2,416)	(2,708)	(2,476)
	$1,670,650	$1,454,344	$1,509,076

Major Classifications of Deposits

	September 30, 2005	September 30, 2004	December 31, 2004
Noninterest bearing	$253,587	$242,578	$250,328
Savings	120,237	118,701	123,981
NOW accounts	236,618	299,457	234,757
Money market accounts	483,330	429,333	404,899
Certificates of deposits of less than $100,000	547,446	500,461	510,231
Certificates of deposits of $100,000 or more	305,636	258,900	274,653
	$1,946,854	$1,849,430	$1,798,849

Old Second Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	(Unaudited)
	September 30, 2005	December 31, 2004
Assets
Cash and due from banks	$60,713	$58,600
Interest bearing balances with banks	72	62
Cash and cash equivalents	60,785	58,662
Securities available for sale	525,707	452,942
Loans held for sale	8,650	16,597
Loans	1,670,650	1,509,076
Allowance for loan losses	15,839	15,495
Net loans	1,654,811	1,493,581
Premises and equipment, net	39,731	36,208
Other real estate owned	576	—
Mortgage servicing rights, net	1,883	317
Goodwill, net	2,130	2,130
Core deposit intangible assets, net	444	711
Bank owned life insurance	21,322	20,670
Accrued interest and other assets	30,706	21,843
Total assets	$2,346,745	$2,103,661

Liabilities
Deposits:
Demand	$253,587	$250,328
Savings	840,185	763,637
Time	853,082	784,884
Total deposits	1,946,854	1,798,849
Securities sold under repurchase agreements	56,118	45,242
Other short-term borrowings	141,698	75,786
Junior subordinated debentures	31,625	31,625
Notes payable	3,200	2,700
Accrued interest and other liabilities	19,127	14,471
Total liabilities	2,198,622	1,968,673

Stockholders’ Equity
Common stock	16,570	16,497
Additional paid-in capital	13,732	12,480
Retained earnings	170,837	156,025
Accumulated other comprehensive (loss) income	(2,678)	324
Treasury stock	(50,338)	(50,338)
Total stockholders’ equity	148,123	134,988
Total liabilities and stockholders’ equity	$2,346,745	$2,103,661

Old Second Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Year to Date September 30,
	2005	2004	2005	2004
Interest Income
Loans, including fees	$26,413	$20,919	$74,373	$60,543
Loans held for sale	185	178	547	541
Securities:
Taxable	3,193	2,590	8,785	7,970
Tax-exempt	1,266	823	3,597	2,304
Federal funds sold	4	42	7	49
Interest bearing deposits	1	2	2	3
Total interest income	31,062	24,554	87,311	71,410
Interest Expense
Savings deposits	3,276	1,748	8,227	4,389
Time deposits	6,760	4,882	18,392	13,170
Repurchase agreements	390	102	897	275
Other short-term borrowings	1,135	135	2,920	885
Notes payable	35	15	85	23
Junior subordinated debentures	617	617	1,831	1,869
Total interest expense	12,213	7,499	32,352	20,611
Net interest income	18,849	17,055	54,959	50,799
Provision for loan losses	450	—	813	—
Net interest income after provision for loan losses	18,399	17,055	54,146	50,799
Noninterest Income
Trust income	1,580	1,458	4,858	4,322
Service charges on deposits	2,194	2,058	6,103	5,590
Secondary mortgage fees	288	181	759	649
Gain on sale of loans	1,593	1,296	4,471	4,213
Securities gains (losses), net	0	88	(5)	477
Bank owned life insurance	218	225	652	445
Other income	1,501	1,370	4,113	3,618
Total noninterest income	7,374	6,676	20,951	19,314
Noninterest Expense
Salaries and employee benefits	8,780	8,602	26,880	25,313
Occupancy expense, net	1,015	974	2,609	2,812
Furniture and equipment expense	1,378	1,077	3,827	3,331
Amortization of core deposit intangible assets	88	88	266	266
Litigation settlement	—	—	—	1,750
Other expense	3,789	3,606	11,877	9,890
Total noninterest expense	15,050	14,347	45,459	43,362
Income before income taxes	10,723	9,384	29,638	26,751
Provision for income taxes	3,541	3,096	9,697	8,872
Net income	$7,182	$6,288	$19,941	$17,879
Basic earnings per share	$0.53	$0.47	$1.48	$1.33
Diluted earnings per share	$0.52	$0.46	$1.46	$1.32

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Nine month periods ended September 30, 2005 and 2004

(Dollar amounts in thousands- unaudited)

	2005			2004
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest bearing deposits	$443	$2	0.70%	$389	$3	1.07%
Federal funds sold	289	$7	3.26	4,623	49	1.41
Securities:
Taxable	$335,522	$8,785	3.49	317,497	7,970	3.35
Non-taxable (tax equivalent)	138,355	$5,534	5.33	92,445	3,545	5.11
Total securities	473,877	$14,319	4.03	409,942	11,515	3.75
Loans and loans held for sale	1,610,212	$75,074	6.23	1,414,401	61,240	5.78
Total interest earning assets	2,084,821	$89,402	5.73	1,829,355	72,807	5.32
Cash and due from banks	55,330	$—	—	51,583	—	—
Allowance for loan losses	(15,582	$—	—	(18,326)	—	—
Other noninterest-bearing assets	88,306	$—	—	70,735	—	—
Total assets	$2,212,875			$1,933,347

Liabilities and Stockholders’ Equity
Interest bearing transaction accounts	$680,925	7,835	1.54	$628,426	4,165	0.89
Savings accounts	125,188	392	0.42	122,405	224	0.24
Time deposits	804,390	18,392	3.06	666,175	13,170	2.64
Interest bearing deposits	1,610,503	26,619	2.21	1,417,006	17,559	1.66
Repurchase agreements	45,919	897	2.61	36,179	275	1.02
Federal funds purchased and other borrowed funds	112,116	2,920	3.48	88,688	885	1.33
Junior subordinated debentures	31,625	1,831	7.72	31,625	1,869	7.89
Notes payable	2,812	85	4.03	1,281	23	2.19
Total interest bearing liabilities	1,802,975	32,352	2.40	1,574,779	20,611	1.75
Noninterest bearing deposits	251,682	—	—	221,388	—	—
Accrued interest and other liabilities	15,433	—	—	13,342	—	—
Stockholders’ equity	142,785	—	—	123,838	—	—
Total liabilities and stockholders’ equity	$2,212,875			$1,933,347
Net interest income (tax equivalent)		$57,050			$52,196
Net interest income (tax equivalent) to total earning assets			3.66%			3.81%
Interest bearing liabilities to earnings assets	86.48%			86.08%

Notes:    Nonaccrual loans are included in the above stated average balances.

Tax equivalent basis is calculated using a marginal tax rate of 35%.

The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Interest income (GAAP)	$31,062	$24,554	$87,311	$71,410
Taxable-equivalent adjustment - Loans	57	51	154	156
Taxable-equivalent adjustment - Investments	681	443	1,937	1,241
Interest income - FTE	31,800	25,048	89,402	72,807
Interest expense (GAAP)	12,213	7,499	32,352	20,611
Net interest income - FTE	$19,587	$17,549	$57,050	$52,196
Net interest income - (GAAP)	$18,849	$17,055	$54,959	$50,799
Average interest earning assets	$2,144,970	$1,878,020	$2,084,821	$1,829,355
Net interest margin (GAAP)	3.49%	3.61%	3.52%	3.71%
Net interest margin - FTE	3.62%	3.72%	3.66%	3.81%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

Noninterest expense (excluding litigation settlement)	$15,050	$14,347	$45,459	$41,612
Noninterest income (excluding securities gains/losses)	7,374	6,588	20,956	18,837
Net interest income (GAAP)	18,849	17,055	54,959	50,799
Taxable-equivalent adjustment - Loans	57	51	154	156
Taxable-equivalent adjustment - Investments	681	443	1,937	1,241
Net interest income - FTE	19,587	17,549	57,050	52,196
Noninterest income plus net interest income - FTE	26,961	24,137	78,006	71,033
Efficiency ratio	55.82%	59.44%	58.28%	58.58%